Exhibit 3.01



      Amendment to Bylaws of Environmental Solutions Worldwide, Inc.

ARTICLE II. DIRECTORS

      "SECTION 5. NUMBER. This corporation shall have a minimum of one (1) director but no more than eleven (11) directors."